Exhibit 99.1

Priceline.com Increases 3rd Quarter 2006 Guidance;
Establishes 4th Quarter 2006 and 2007 EPS Targets

NORWALK, Conn., September 21, 2006…Priceline.com Incorporated (Nasdaq: PCLN) today increased its 3rd quarter 2006 financial guidance.  Priceline.com’s previous guidance, issued on August 7, 2006, called for 3rd quarter 2006 GAAP net income per diluted share of $0.29 to $0.34 and  pro forma net income per diluted share of $0.60 to $0.65.  The Company said it is now targeting 3rd quarter 2006 GAAP net income per diluted share of $0.33 to $0.37 and pro forma net income per diluted share of $0.64 to $0.68.  Prior to today’s announcement, First Call analyst consensus was for priceline.com to earn $0.64 per diluted share on a pro forma basis. The last paragraph of this press release and the section below entitled “Non-GAAP Financial Measures” provide a definition and information about the use of pro forma financial measures used in this press release.

The Company also said that for the 4th quarter 2006 it was targeting GAAP net income per diluted share of $0.09 to $0.15 and pro forma net income per diluted share of $0.32 to $0.38.  Prior to today’s announcement, First Call analyst consensus was for priceline.com to earn $0.35 per diluted share on a pro forma basis.

“Priceline.com continues to experience solid business momentum, particularly in Europe, where quarter-to-date gross travel bookings growth continues to exceed 100%,” said priceline.com President and Chief Executive Officer Jeffery H. Boyd.  “We believe these trends provide a solid foundation for earnings growth for the balance of this year and 2007.”  Priceline.com said it was targeting full-year 2007 GAAP net income per diluted share of $1.22 to $1.47.  In addition, priceline.com announced that it was targeting full-year 2007 pro forma net income per diluted share of $2.15 to $2.40, compared to First Call consensus estimates of $2.05 per share. The company’s financial guidance does not give effect to the impact of the proposed transactions announced in a separate press release by the Company today.

Pro forma net income per diluted share guidance excludes non-cash amortization expense of acquisition-related intangibles, stock-based compensation expense (including compensation expense related to stock options upon the adoption of SFAS 123(R)), option payroll tax expense, non-cash income tax expense, restructuring charge and non-cash preferred stock dividends.  Pro forma net income is also adjusted for the impact on minority interests of the pro forma adjustments described above.   When aggregated, the foregoing expenses are expected to total approximately $11 million for the 3rd quarter 2006, $8 million for the 4th quarter 2006 and $45 million for full-year 2007.  In addition, pro forma net income per diluted share guidance for 2006 and 2007 excludes the impact of EITF 04-08 (“Effect of Contingently Convertible Debt on Diluted Earnings per Share”), which establishes the method for calculating diluted shares outstanding for purposes of computing GAAP net income per diluted share.

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Press information:   Brian Ek  203-299-8167  (brian.ek@priceline.com)

Information About Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “believe(s),” “intend(s),” “expect(s),” “will,” “may,” “should,” “could,” “plan(s),” “anticipate(s),” “estimate(s),” “predict(s),” “potential,” “target(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s actual results to differ materially from those described in the forward-looking statements:

—        adverse changes in general market conditions for leisure and  other travel services as the result of, among other things, terrorist attacks, natural disasters, or the outbreak of an epidemic or pandemic disease;

—     adverse changes in the Company’s relationships with airlines and other product and  service providers which could include, without limitation, the withdrawal of suppliers from the priceline.com system (either priceline.com’s retail or “opaque” services, or both);

—        the loss or reduction of global distribution fees;

—      the bankruptcy or insolvency of another major domestic airline;

—      the effects of increased competition;

—      systems-related failures and/or security breaches, including without limitation, any security breach that results in the theft, transfer or unauthorized disclosure of customer information, or the failure to comply with various state laws applicable to the company’s obligations in the event of such a breach;

—      difficulties integrating recent acquisitions, such as Active Hotels Ltd. and Bookings B.V., including, ensuring the effectiveness of the design and operation of internal controls and disclosure controls of acquired businesses;

—      a change by a major search engine to its search engine algorithms that negatively affects the search engine ranking of the company or its 3rd party distribution partners;

—      legal and regulatory risks; and

—      the ability to attract and retain qualified personnel.

For a detailed discussion of these and other factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission.  Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Pro forma net income and pro forma net income per share are “non-GAAP financial measures,” as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies.  Priceline.com believes that pro forma net income and pro forma net income per share that exclude certain non-cash or non-recurring income or expense items are useful for investors to evaluate priceline.com’s future on-going performance because they enable a more meaningful comparison of priceline.com’s projected cash earnings and performance with its historical results from prior periods.  Pro forma financial information is adjusted for the following items:

•                  Amortization expense of acquisition-related intangibles is excluded from pro forma net income because it does not impact cash earnings.

•                  Stock-based compensation expense and the non-cash expense associated with the payment of preferred stock dividends are excluded from pro forma net income because they do not impact cash earnings and are reflected in earnings per share through increased share counts.

•                  Option payroll tax expense often shows volatility unrelated to operating results since the expense is driven primarily by option exercise activity and the market price of priceline.com’s common stock.

•                  The restructuring charge (reversal) is excluded because it can impact comparability of earnings with historical results from prior periods.

•                  Income tax (expense) benefit is adjusted for the tax impact of certain of the pro forma adjustments described above and to exclude tax expense recorded where no actual tax payments are owed because of available net operating loss carryforwards.

•                  Minority interest is adjusted for the impact of certain of the pro forma adjustments described above.

•                  Finally, for calculating pro forma net income per share:

•                  net income is adjusted for the impact of the pro forma adjustments described above

•                  the impact of EITF 04-08 (“Effect of Contingently Convertible Debt on Diluted Earnings per Share”), which requires that priceline.com use the “if-converted” method of accounting for convertible debt instruments when calculating earnings per share, has been excluded because the common stock that underlie priceline.com’s 1% Convertible Senior Notes and priceline.com’s 2.25% Convertible Senior Notes are generally not issuable unless our common stock trades at prices of $44.00 per share and $45.54 per share, respectively.

•                  All shares of restricted common stock are included in the calculation of pro forma net income per share because pro forma net income has been adjusted to exclude stock-based compensation expense.

The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States.  A quantitative reconciliation of the differences between the forward-looking guidance for non-GAAP financial measures in this press release and the forward-looking guidance for GAAP net income per diluted share in this press release is not available without unreasonable efforts.